UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: March 10, 2007

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2007 Incentive Award Program for Executives. On March 10, 2007, the Compensation Committee of the Board of Directors approved the 2007 incentive award program for the Company’s executive officers. Awards under the program will be based on the Company’s earnings before interest and taxes (“EBIT”) for the second half of fiscal 2007. Under the 2007 Incentive Award Program, each executive officer was given an incentive compensation target that is a percentage of his or her base salary, ranging from 40% to 125% depending on the executive officer’s title and responsibilities. Bonus awards under the program may range from -0- to 200% of target based on the Company’s EBIT performance. Additionally, an executive’s bonus payment may be reduced by up to 20% based on individual performance. A description of the 2007 Incentive Award Program for executives is attached hereto as Exhibit 10.1, which description is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
10.1	2007 Incentive Award Program for Executives

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.
Date: March 15, 2007
/s/ Mel Dick
Mel Dick, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	2007 Incentive Award Program for Executives